Exhibit 99.1

Conference Call and Webcast

Today, February 12, 2024 at 11:00 a.m. ET

877-407-4018 or 201-689-8471, conference ID 13744073 or

www.bbgi.com

Replay information provided below

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP REPORTS FOURTH QUARTER REVENUE OF $65.7 MILLION AND DILUTED EPS OF $0.21

NAPLES, Florida, February 12, 2024 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the for the three- and twelve-month periods ended December 31, 2023. For further information, the Company has posted a presentation to its website regarding the fourth quarter highlights and accomplishments that management will review on today’s conference call.

Summary of Fourth Quarter and Full Year Results

In millions, except per share data	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net revenue	$65.7	$72.0	$247.1	$256.4
Operating income (loss) [1]	7.6	(31.7)	(82.0)	(34.3)
Net income (loss) [1]	6.4	(24.5)	(75.1)	(42.1)
Net income (loss) per diluted share [1]	$0.21	$(0.83)	$(2.51)	$(1.43)
Adjusted EBITDA (non-GAAP)	4.7	9.9	20.6	25.1

1.
Operating income (loss), net income (loss) and net income (loss) per diluted share in the three and twelve months ended December 31, 2023 include $1.0 million and $99.8 million, respectively, of non-cash impairment losses and a $6.0 million gain from the Overwatch e-sports league franchise fee extinguishment. Operating loss, net loss and net loss per diluted share in the three and twelve months ended December 31, 2022 include $42.4 million and $52.9 million, respectively, of non-cash impairment losses and a $3.4 million gain on exchange.

Net revenue during the three months ended December 31, 2023 reflects a year-over-year decrease in cyclical political advertising as well as in commercial advertising, related to continued softness in the agency business.

Beasley reported fourth quarter operating income of $7.6 million, an increase of $39.3 million compared to an operating loss of $31.7 million in the fourth quarter of 2022. The year-over-year improvement in fourth quarter 2023 operating income largely reflects a year-over-year decrease in operating expenses and non-cash impairment losses, as well as a $6.0 million gain from the Overwatch e-sports league franchise fee extinguishment, compared to a $3.4 million gain on exchange in the 2022 fourth quarter.

Beasley reported net income of $6.4 million, or $0.21 per diluted share, in the three months ended December 31, 2023, compared to a net loss of $24.5 million, or $0.83 per diluted share, in the three months ended December 31, 2022. The year-over-year improvement was primarily attributable to the impact of the aforementioned non-cash impairment losses in the comparable prior year period.

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Beasley Broadcast Group, 2/12/24	page 2

Adjusted EBITDA (a non-GAAP financial measure) was $4.7 million in the fourth quarter of 2023 compared to $9.9 million in the fourth quarter of 2022. The year-over-year decrease is primarily attributable to lower net revenue compared to the prior year period.

Please refer to the “Calculation of Adjusted EBITDA” and “Reconciliation of Net Income (Loss) to Adjusted EBITDA” tables at the end of this release.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Beasley’s fourth quarter and full year financial results reflect the impacts of cyclical political revenue and ongoing advertising market softness, partially offset by the continued success of our revenue diversification strategy and cost management initiatives. Net revenues for the 2023 fourth quarter and full year decreased by $6.3 million and $9.3 million, respectively. Excluding the impacts from a decrease in political advertising and the Company’s dispositions of WWWE-AM, WJBR-FM and the Houston Outlaws in 2023 and WWNN-AM and KDWN-AM in 2022, partially offset by the Company’s acquisitions of KXTE-FM and Guarantee Digital in 2022, revenues would have decreased by $0.2 million and $1.3 million in the 2023 fourth quarter and full year, respectively.

“For the 2023 fourth quarter and full year, net income (loss) was $6.4 million and $(75.1) million, respectively. We made meaningful progress throughout the year in lowering our operating expenses and growing our digital, network and other revenue sources, and generated fourth quarter and full year Adjusted EBITDA of $4.7 million and $20.6 million, respectively. Adjusted EBITDA for the 2023 fourth quarter and full year decreased by $5.1 million and $4.5 million, respectively. Excluding the impacts from a decrease in political advertising and the Company’s dispositions of WWWE-AM, WJBR-FM and the Houston Outlaws in 2023 and WWNN-AM and KDWN-AM in 2022, partially offset by the Company’s acquisitions of KXTE-FM and Guarantee Digital in 2022, Adjusted EBITDA would have increased by $0.1 million and $6.0 million in the 2023 fourth quarter and full year, respectively.

“For the better part of the year, we continued to execute on our successful growth agenda for our digital business that capitalizes on the value of our strong local brands, unique local business relationships and proven marketing capabilities. While macroeconomic pressures held fourth quarter digital revenue flat compared to the prior year, Beasley delivered meaningful full-year digital revenue growth, up 11.4% year-over-year. Our digital business represented 18.4% of full year 2023 revenue. We remain laser focused on prioritizing the growth of our digital platform as a means to diversify our revenue in a cash flow positive manner, and we expect digital revenue to account for between 20% and 25% of total revenue in 2024. Our dedicated sales teams also continue to leverage the tremendous audience reach and engagement of our local multi-platform content to attract new advertisers, resulting in fourth quarter and full year new local business revenue growth of 52% and 20%, respectively. Additionally, the actions we have taken to reduce costs drove a year-over-year decline in operating expenses of 3.3% in the fourth quarter and 2.3% for the full year.

“Throughout the year, we further refined our media platform and completed several strategic transactions in order to prioritize investments in key growth areas, with an emphasis on digital. In the fourth quarter, we closed the sale of WJBR-FM in Wilmington to a non-commercial buyer for $5.0 million. Upon the completion of Activision’s sale to Microsoft, the Overwatch e-sports league was discontinued, and our Houston Outlaw’s team was dissolved. In December, Activision paid Beasley $6.0 million in exchange for the return of our franchise license. As a result, we made the strategic decision to pivot our focus toward higher-margin gaming content creation under our new Outlaws Entertainment brand.

“Consistent with Beasley’s commitment to enhancing financial flexibility and cash flows through debt reduction, we used the proceeds from these transactions, along with cash on hand, to repurchase $20 million of our senior secured notes at a discount. In 2023, we reduced debt by $23.0 million, strengthening our balance sheet and lowering our quarterly interest expense. With the return of the political advertising cycle and expectations for further digital growth in 2024, we intend to continue to opportunistically repurchase our senior secured notes this year.

“In summary, we are proud of the commitment of our teams in delivering exceptional content and services to millions of listeners, advertisers, digital users and sports fans, and remain confident that the actions we are taking to transform our company are laying the foundation for future growth and success. While macroeconomic uncertainty persists, we are

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Beasley Broadcast Group, 2/12/24	page 3

cautiously optimistic about our 2024 growth prospects given our solid foundation, including powerful brands, leading audience share, effective strategies, and anticipated strong political spending in the back half of the year.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, February 12, 2024, at 11:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 877-407-4018 or 201-689-8471, conference ID 13744073 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Monday, February 12, 2024. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Beasley Broadcast Group, Inc. (www.bbgi.com) was founded in 1961 by George G. Beasley and owns 59 AM and FM stations in 13 large- and mid-size markets in the United States. Beasley radio stations reach over 30 million unique consumers weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. For more information, please visit www.bbgi.com.

For further information, or to receive future Beasley Broadcast Group news announcements via e-mail, please contact Beasley Broadcast Group, at 239-263-5000 or email@bbgi.com, or Joseph Jaffoni, JCIR, at 212-835-8500 or bbgi@jcir.com.

Definitions

EBITDA is defined as net income (loss) before interest income or expense, income tax expense or benefit, depreciation, and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain, non-operating or other items that we believe are not indicative of the performance of our ongoing operations, such as impairment losses, other income or expense, or equity in earnings of unconsolidated affiliates. See “Reconciliation of Net Income (Loss) to Adjusted EBITDA” for additional information.

Adjusted EBITDA can also be calculated as net revenue less operating and corporate expenses. We define operating expenses as cost of services and selling, general and administrative expenses. Corporate expenses include general and administrative expenses and certain other income and expense items not allocated to the operating segments.

Adjusted EBITDA is a measure widely used in the media industry. The Company recognizes that because Adjusted EBITDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that Adjusted EBITDA provides meaningful information to investors because it is an important measure of how effectively we operate our business and assists investors in comparing our operating performance with that of other media companies. The Company also presents Net revenue, excluding the impacts of political advertising, acquisitions and dispositions, and Adjusted EBITDA, excluding the impacts of political advertising, acquisitions and dispositions, to provide meaningful information to investors regarding how political advertising and acquisition and disposition activity impacted certain key performance measures.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

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Beasley Broadcast Group, 2/12/24	page 4

Words or expressions such as “looking ahead,” “intends,” “believes,” “expects,” “seek,” “will,” “should” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•
our ability to comply with the continued standards of the Nasdaq Global Market;
•
external economic forces and conditions that could have a material adverse impact on our advertising revenues and results of operations;
•
the ability of our stations to compete effectively in their respective markets for advertising revenues;
•
our ability to develop compelling and differentiated digital content, products and services;
•
audience acceptance of our content, particularly our audio programs;
•
our ability to respond to changes in technology, standards and services that affect the audio industry;
•
our dependence on federally issued licenses subject to extensive federal regulation;
•
actions by the FCC or new legislation affecting the audio industry;
•
increases to royalties we pay to copyright owners or the adoption of legislation requiring royalties to be paid to record labels and recording artists;
•
our dependence on selected market clusters of stations for a material portion of our net revenue;
•
credit risk on our accounts receivable;
•
the risk that our FCC licenses and/or goodwill could become impaired;
•
our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;
•
the potential effects of hurricanes on our corporate offices and stations;
•
the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;
•
disruptions or security breaches of our information technology infrastructure and information systems;
•
the loss of key personnel;
•
our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;
•
the fact that our Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of our Company; and
•
other economic, business, competitive, and regulatory factors affecting our businesses, including those set forth in our filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of February 12, 2024 and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

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Beasley Broadcast Group, 2/12/24	page 5

BEASLEY BROADCAST GROUP, INC.

Condensed Consolidated Statements of Comprehensive Income (Loss) - Unaudited

	Three months ended		Twelve months ended
	December 31,		December 31,
	2023	2022	2023	2022
Net revenue	$65,748,658	$72,027,012	$247,109,258	$256,381,018
Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	56,148,960	58,088,223	208,247,221	213,236,063
Corporate expenses (including stock-based compensation)	4,865,328	4,068,067	18,246,731	18,001,359
Depreciation and amortization	2,182,369	2,496,898	8,809,343	9,920,546
FCC licenses impairment losses	969,600	19,179,611	89,214,665	23,799,383
Goodwill impairment losses	—	10,396,536	10,582,360	16,253,087
Other impairment losses	—	12,822,000	—	12,822,000
Gain on exchange	—	(3,350,539)	—	(3,350,539)
Extinguishment of franchise fee	(6,000,000)	—	(6,000,000)	—
Total operating expenses	58,166,257	103,700,796	329,100,320	290,681,899
Operating income (loss)	7,582,401	(31,673,784)	(81,991,062)	(34,300,881)
Non-operating income (expense):
Interest expense	(6,843,853)	(6,620,251)	(26,607,920)	(26,914,045)
Gain on repurchases of long-term debt	6,834,667	—	7,807,875	1,131,346
Other income, net	821,171	24,810	1,532,131	250,976
Income (loss) before income taxes	8,394,386	(38,269,225)	(99,258,976)	(59,832,604)
Income tax expense (benefit)	1,997,841	(13,912,788)	(24,287,366)	(17,787,434)
Income (loss) before equity in earnings of unconsolidated affiliates	6,396,545	(24,356,437)	(74,971,610)	(42,045,170)
Equity in earnings of unconsolidated affiliates, net of tax	(12,651)	(153,414)	(148,528)	(12,260)
Net income (loss)	$6,383,894	$(24,509,851)	$(75,120,138)	$(42,057,430)
Basic and diluted net income (loss) per share	$0.21	$(0.83)	$(2.51)	$(1.43)
Basic common shares outstanding	29,970,584	29,557,050	29,893,722	29,473,989
Diluted common shares outstanding	30,028,002	29,557,050	29,893,722	29,473,989

Selected Balance Sheet Data - Unaudited

(in thousands)

	December 31,	December 31,
	2023	2022
Cash and cash equivalents	$26,734	$39,535
Working capital	38,351	48,966
Total assets	574,268	714,943
Long-term debt, net of unamortized debt issuance costs	264,203	285,473
Stockholders' equity	$148,979	$223,489

Selected Statement of Cash Flows Data – Unaudited

	Twelve months ended
	December 31,
	2023	2022
Net cash provided by (used in) operating activities	$(4,678,549)	$11,147,084
Net cash provided by (used in) investing activities	6,870,446	(14,177,688)
Net cash used in financing activities	(14,992,629)	(8,813,385)
Net decrease in cash and cash equivalents	$(12,800,732)	$(11,843,989)

Calculation of Adjusted EBITDA – Unaudited

	Three months ended		Twelve months ended
	December 31,		December 31,
	2023	2022	2023	2022
Net revenue	$65,748,658	$72,027,012	$247,109,258	$256,381,018
Operating expenses	(56,148,960)	(58,088,223)	(208,247,221)	(213,236,063)
Corporate expenses	(4,865,328)	(4,068,067)	(18,246,731)	(18,001,359)
Adjusted EBITDA	$4,734,370	$9,870,722	$20,615,306	$25,143,596

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Beasley Broadcast Group, 2/12/24	page 6

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDA, excluding impacts of political advertising, acquisitions and dispositions – Unaudited

	Three months ended		Twelve months ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income (loss)	$6,383,894	$(24,509,851)	$(75,120,138)	$(42,057,430)
Interest expense	6,843,853	6,620,251	26,607,920	26,914,045
Income tax expense (benefit)	1,997,841	(13,912,788)	(24,287,366)	(17,787,434)
Depreciation and amortization	2,182,369	2,496,898	8,809,343	9,920,546
EBITDA	17,407,957	(29,305,490)	(63,990,241)	(23,010,273)
FCC licenses impairment losses	969,600	19,179,611	89,214,665	23,799,383
Goodwill impairment losses	—	10,396,536	10,582,360	16,253,087
Other impairment losses	—	12,822,000	—	12,822,000
Gain on exchange	—	(3,350,539)	—	(3,350,539)
Extinguishment of franchise fee	(6,000,000)	—	(6,000,000)	—
Gain on repurchases of long-term debt	(6,834,667)	—	(7,807,875)	(1,131,346)
Other income, net	(821,171)	(24,810)	(1,532,131)	(250,976)
Equity in earnings of unconsolidated affiliates, net of tax	12,651	153,414	148,528	12,260
Adjusted EBITDA	$4,734,370	$9,870,722	$20,615,306	$25,143,596
Political advertising	(382,998)	(4,125,167)	(530,419)	(6,121,767)
Acquisitions	211,637	—	3,162,546	15,045
Dispositions	790,025	(437,131)	1,994,926	156,457
Adjusted EBITDA, excluding impacts of political advertising, acquisitions and dispositions	$5,353,034	$5,308,424	$25,242,359	$19,193,331

Reconciliation of Net Revenue, excluding impacts of political advertising, acquisitions and dispositions – Unaudited

	Three months ended		Twelve months ended
	December 31,		December 31,
	2023	2022	2023	2022
Net revenue	$65,748,658	$72,027,012	$247,109,258	$256,381,018
Political advertising	(425,553)	(4,583,519)	(589,355)	(6,801,963)
Acquisitions	(164,308)	—	(3,795,660)	(2,026,046)
Dispositions	(524,291)	(2,585,462)	(5,401,059)	(8,884,738)
Net revenue, excluding impacts of political advertising, acquisitions and dispositions	$64,634,506	$64,858,031	$237,323,184	$238,668,271

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